Exhibit 21

GREENWICH AIR SERVICES, INC.
Subsidiaries

GREENWICH AIR SERVICES - CONNECTICUT, INC.          Incorporated in Delaware
51 Bradley Park Road
P.O. box 1258
East Granby, Connecticut 06026

GREENWICH TURBINE TEST CORPORATION                  Incorporated in Delaware
215 East Hangar Road
John F. Kennedy International Airport
Jamaica, New York 11430

GREENWICH TURBINE INCORPORATED                      Incorporated in Delaware
51 Bradley Park Road
P.O. box 1258
East Granby, Connecticut 06026

GREENWICH FOREIGN SALES CORPORATION                 Incorporated in Barbados
CITCO Barbados, Limited,
Corporate Secretary
Alleyne House
White Park Road
Bridgetown, Barbados

GASI ENGINE SERVICES CORPORATION                    Incorporated in Delaware
P.O. Box 522187
Miami, Florida  33152

GREENWICH AIR SERVICES - TEXAS, LP                  Delaware Limited Partnership
9311 Reeves Street
Dallas, Texas 75235

MCALLEN COMPONENTS, LP                              Delaware Limited Partnership
Industrial Trade Zone
6200 South 42 Street
McAllen, Texas 78503

GREENWICH CALEDONIAN LIMITED                        Incorporated in Scotland
Prestwick International Airport
Prestwick, Ayshire, Scotland KA9 2RX

GREENWICH AIR SERVICES ASIA LTD.                    Incorporated in Hong Kong
Suite 1803, St George's Building
2 Ice House Street, Central
Hong Kong